UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 17, 2009
                                                         ---------------

                        CORNERSTONE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

       New Jersey                    000-53576                   80-0282551
       ----------                    ---------              --------------------
(State or other jurisdiction        (Commission              (IRS Employer
 of incorporation)                   File Number)           Identification No.)

    6000 Midlantic Drive                                        08054
 Mt. Laurel, New Jersey 08054                                -----------
---------------------------------------                      (Zip Code)
(Address of principal executive offices)


        Registrant's telephone number, including areacode (856) 439-0300

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On August 17, 2009, David T. Swoyer, the Executive Vice President and Chief Lending Officer of Cornerstone Bank, a New Jersey state chartered commercial bank and the Registrant's wholly owned subsidiary (the "Bank"), submitted his resignation, to be effective August 28, 2009.

Mr. Swoyer's employment with the Bank was subject to an agreement, the form of which was filed with the SEC as part of the Current Report on Form 8-K on July 21, 2009, which contained both a non-compete provision and a non-solicitation provision with regard to the Bank's customers and employees. In view of the short duration (60 days) of the non-compete provision, and the fact that Mr. Swoyer will, in his new position, be focusing on middle market lending with a large regional bank, for clients primarily seeking loans in an amount in excess of the Bank's lending limit, the Bank has agreed to waive the non-compete provision. The Bank has not waived the non-solicitation provision in Mr. Swoyer's employment agreement.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                               CORNERSTONE FINANCIAL CORPORATION
                                               (Registrant)

Dated: August 20, 2009                         By: /s/    Keith Winchester
                                               ---------------------------------
                                               Keith Winchester
                                               Executive Vice President and
                                               Chief Financial Officer